Exhibit 23.2
CONSENT OF PRICEWATERHOUSECOOPER LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121633) of PlanetOut Inc. of our report dated March 25, 2005 relating to the financial statements and financial statement schedule, which is included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 14, 2006